Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

	NAME	STATE OF INCORPORATION
1.	Porterhouse, Inc.	Delaware
2.	Morton’s of Chicago, Inc.	Illinois
3.	Morton’s of Chicago/Addison, Inc.	Delaware
4.	Morton’s of Chicago/Atlanta, Inc.	Illinois
5.	Morton’s of Chicago/Baltimore, Inc.	Delaware
6.	Morton’s of Chicago/Boca Raton, Inc.	Delaware
7.	Morton’s of Chicago/Buckhead, Inc.	Delaware
8.	Morton’s of Chicago/Chicago, Inc.	Delaware
9.	Morton’s of Chicago/Cincinnati, Inc.	Delaware
10.	Morton’s of Chicago/Clayton, Inc.	Delaware
11.	Morton’s of Chicago/Cleveland, Inc.	Illinois
12.	Morton’s of Chicago/Columbus, Inc.	Delaware
13.	Morton’s of Chicago/Dallas, Inc.	Illinois
14.	Morton’s of Chicago/Denver, Inc.	Illinois
15.	Morton’s of Chicago/Detroit, Inc.	Delaware
16.	Morton’s of Chicago/Fifth Avenue, Inc.	Delaware
17.	Morton’s of Chicago/Flamingo Road Corp.	Delaware
18.	Morton’s of Chicago/Houston, Inc.	Delaware
19.	Morton’s of Chicago/Miami, Inc.	Delaware
20.	Morton’s of Chicago/Minneapolis, Inc.	Delaware
21.	Morton’s of Chicago/Nashville, Inc.	Delaware
22.	Morton’s of Chicago/North Miami Beach, Inc.	Delaware
23.	Morton’s of Chicago/Orlando, Inc.	Delaware
24.	Morton’s of Chicago/Palm Beach, Inc.	Delaware
25.	Morton’s of Chicago/Palm Desert, Inc.	Delaware
26.	Morton’s of Chicago/Philadelphia, Inc.	Illinois
27.	Morton’s of Chicago/Phoenix, Inc.	Delaware
28.	Morton’s of Chicago/Pittsburgh, Inc.	Delaware
29.	Morton’s of Chicago/Portland, Inc.	Delaware
30.	Morton’s of Chicago/Puerto Rico, Inc.	Delaware
31.	Morton’s of Chicago/Raleigh, Inc.	Delaware
32.	Morton’s of Chicago/Rosemont, Inc.	Illinois
33.	Morton’s of Chicago/Sacramento, Inc.	Delaware
34.	Morton’s of Chicago/San Antonio, Inc.	Delaware
35.	Morton’s of Chicago/San Diego, Inc.	Delaware
36.	Morton’s of Chicago/San Francisco, Inc.	Delaware
37.	Morton’s of Chicago/Santa Ana, Inc.	Delaware
38.	Morton’s of Chicago/Schaumburg, Inc.	Delaware
39.	Morton’s of Chicago/Scottsdale, Inc.	Delaware
40.	Morton’s of Chicago/Seattle, Inc.	Delaware
41.	Morton’s of Chicago/Virginia, Inc.	Illinois
42.	Morton’s of Chicago/Washington, DC, Inc.	Delaware
43.	Morton’s of Chicago/Washington Square, Inc.	Delaware
44.	Morton’s of Chicago/West Street, Inc.	Delaware
45.	Morton’s of Chicago/Westbrook, Inc.	Illinois
46.	Morton’s, Inc.	Illinois
47.	Porterhouse of Los Angeles, Inc.	Delaware
48.	MOCGC Corp.	Virginia

49.	Addison Steakhouse, Inc.	Texas
50.	Chicago Steakhouse, Inc.	Texas
51.	Houston Steakhouse, Inc.	Texas
52.	San Antonio Steakhouse, Inc.	Texas
53.	Morton’s of Chicago Holding, Inc.	Delaware
54.	Morton’s of Chicago/Atlantic City, LLC	Delaware
55.	Morton’s of Chicago/Bethesda LLC	Delaware
56.	Morton’s of Chicago/Boston LLC	Delaware
57.	Arnie Morton’s of Chicago/Burbank LLC	Delaware
58.	Morton’s of Chicago/Charlotte LLC	Delaware
59.	Morton’s of Chicago/Crystal City LLC	Delaware
60.	Morton’s of Chicago/Denver Crescent Town Center, LLC	Delaware
61.	Arnie Morton’s of Chicago/Figueroa LLC	Delaware
62.	Morton’s of Chicago/Fort Lauderdale, LLC	Delaware
63.	Morton’s of Chicago/Great Neck LLC	Delaware
64.	Morton’s of Chicago/Hackensack LLC	Delaware
65.	Morton’s of Chicago/Hartford LLC	Delaware
66.	Morton’s of Chicago/Honolulu LLC	Delaware
67.	Morton’s of Chicago/Indianapolis LLC	Delaware
68.	Morton’s of Chicago/Jacksonville LLC	Delaware
69.	Morton’s of Chicago/Kansas City LLC	Delaware
70.	Morton’s of Chicago/King of Prussia LLC	Delaware
71.	Morton’s of Chicago/La Jolla LLC	Delaware
72.	Morton’s of Chicago/Louisville LLC	Delaware
73.	Morton’s of Chicago/New Orleans LLC	Delaware
74.	Morton’s of Chicago/Pittsburgh LLC	Delaware
75.	Morton’s of Chicago/Raleigh LLC	Delaware
76.	Morton’s of Chicago/Reston LLC	Delaware
77.	Morton’s of Chicago/Richmond LLC	Delaware
78.	Morton’s of Chicago/Salt Lake City LLC	Delaware
79.	Morton’s of Chicago/Schaumburg LLC	Delaware
80.	Morton’s of Chicago/SouthPark, LLC	Delaware
81.	Morton’s of Chicago/Stamford LLC	Delaware
82.	Morton’s of Chicago/Troy, LLC	Delaware
83.	Morton’s of Chicago/Wacker Place LLC	Delaware
84.	Morton’s of Chicago/White Plains LLC	Delaware
85.	Morton’s of Chicago/Wisconsin LLC	Delaware
86.	Morton’s of Chicago Asia (Singapore) Pte Ltd.	Singapore
87.	Morton’s of Chicago (Singapore) Pte Ltd.	Singapore
88.	Morton’s of Chicago/Hong Kong Limited	Hong Kong
89.	Morton’s of Chicago/Australia Pty Limited	Australia
90.	Morton’s of Chicago/Sydney Pty Limited	Australia
91.	Morton’s of Chicago/Toronto, Inc.	Canada
92.	Morton’s of Chicago/Vancouver, Inc.	Canada
93.	Morton’s of Chicago Mauritius Holding Corp.	Mauritius
94.	Morton’s of Chicago Kowloon Limited	Hong Kong
95.	Peasant Holding Corp.	Delaware
96.	Mick’s at Fair Oaks, Inc.	Delaware
97.	Mick’s at Annapolis Mall, Inc.	Delaware
98.	Mick’s at PA Ave., Inc.	Delaware
99.	Italian Restaurant Holding Corp.	Delaware

100.	Bertolini’s Restaurants, Inc.	Delaware
101.	Bertolini’s of Circle Centre, Inc.	Delaware
102.	Bertolini’s of Fashion Outlet, Inc.	Delaware
103.	Bertolini’s/King of Prussia, Inc.	Delaware
104.	Bertolini’s of Las Vegas, Inc.	Delaware
105.	Bertolini’s at Market Square, Inc.	Delaware
106.	Bertolini’s of Village Square, Inc.	Delaware
107.	Bertolini’s of White Flint Mall, Inc.	Delaware
108.	Quantum Restaurant Development Corporation	Georgia
109.	Santa Fe Steakhouse & Cantina Corp.	Delaware